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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                           ---------------------------


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 1, 1996


                              PINNACLE MICRO, INC.
               (Exact name of Registrant as specified in charter)

          Delaware                    0-21892                 33-0238563
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)

     19 Technology Drive, Irvine, California                 92618
     (Address of principal executive offices)             (Zip code)

Registrant's telephone number, including area code      (714) 789-3000

                                 Not Applicable
         (Former name or former address, if changed, since last report)

                                Page 1 of 3 Pages
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ITEM 5.           OTHER EVENTS

1. Scott Blum, a founder of the Company and Vice President, Marketing, resigned his position as of October 1, 1996. Mr. Blum remains on the Board of Directors.

2. The Company has two manufacturing facilities operating below capacity. Management retained expert consultants to evaluate the situation and recommend a solution. On October 2, 1996, the Company reaffirmed its September decision to consolidate and reorganize its manufacturing operations by closing and transferring the Irvine operation to Colorado Springs, Colorado, where the Company has R&D and manufacturing facilities and staff. Approximately 30 jobs will be eliminated in Irvine and 15 added in Colorado Springs .

3. As previously announced, the Company recorded a nonrecurring charge of $4,333,000 in the third quarter of 1996. This charge is comprised of nonrecurring charges of $2,731,000 for restructuring, including the Company's planned consolidation and transfer of manufacturing operations to Colorado Springs and related severance, excess leased facilities costs (including closing the sales office in Japan) and contract terminations, and nonrecurring charges of $1,602,000 primarily for changes to major component contracts with two key suppliers.

4. September 14, 1996, was the first conversion date of a previously reported $10 million offshore private placement of convertible debentures. The second conversion date was October 14, 1996. As a result of the conversion requests received as of the date of this filing, approximately $5 million of the debentures have been converted into approximately 979,000 shares of common stock at conversion prices ranging from $4.55 to $6.44 per share. Prior to the first conversion date, the Company had 7,924,850 shares of its common stock issued and outstanding. When all shares have been issued resulting from the conversions of the debentures to date, the Company will have approximately 8,903,624 shares of its common stock issued and outstanding. The new shares when issued will increase the Company's issued and outstanding common stock by approximately 12.4% as compared the issued and outstanding immediately prior to the first conversion date.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         October 22, 1996

                                       PINNACLE MICRO, INC.

                                       By:    Lawrence Goelman
                                          -------------------------------------
                                              Lawrence Goelman, President and
                                              Chief Executive Officer

                                       By:    Roger Hay
                                          -------------------------------------
                                              Roger Hay
                                              Executive Vice President and
                                              Chief Financial Officer